AS FILED WITH THE SECURITIES AND EXCHANGE
COMMISSION ON FEBRUARY 11, 2002

REGISTRATION NO. 333-61004

        SECURITIES AND EXCHANGE COMMISSION
             WASHINGTON, D.C. 20549
               AMENDMENT 3 to
                  FORM SB-2

        REGISTRATION STATEMENT UNDER THE
            SECURITIES ACT OF 1933

            EMAIL REAL ESTATE.COM, INC.
   (Exact name of registrant as specified in its charter)

  Colorado       6162            84-1588441
 (State of    (Primary standard industrial    (I.R.S. employer
Incorporation) classification code number) identification number)

            210 Wilcox Street #201
            Castle Rock, CO 80104
              (303) 257-7800
          (Address and telephone number of Registrant's principal executive offices)

                Dan O'Meara
            210 Wilcox Street #201
            Castle Rock, CO 80104
               (303) 257-7800
 (Name, address, and telephone number of Agent for Service of Process)

                   Copies to:
               Jody M. Walker, Esq.
             7841 South Garfield Way
               Littleton, CO 80122
                 (303) 850-7637
           (303) 220-9902 - facsimile

Approximate Date of Commencement of Proposed Sale to the Public: Effective date of this Registration
Statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1993, check the following box [ ]

                     CALCULATION OF REGISTRATION FEE

Title of Each Class                                                  Amount of
Securities to be            Shares to be   Valuation   Aggregate   Registration
Registered                  Registered     Per Share    Valuation       Fee
Common Shares                 2,000,000       $.50    $1,000,000      $278

__________________

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION
STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY
TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY
STATES THAT THIS REGISTRATION STATEMENT SHALL
THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL
THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE
ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO
SAID SECTION 8(a), MAY DETERMINE.

            EMAIL REAL ESTATE.COM, INC.

                  $1,000,000

             2,000,000 Common Shares
             At $.50 per Common Share

         There is minimum offering amount of
         200,000 common shares or $100,000.

An escrow account has been established at Arapahoe
Bank and Trust.

If we do not meet the minimum offering amount by December 31, 2002, we will promptly return all of the funds to investors.

The common shares are being offered on a self underwritten basis by Dan O'Meara and Sharon Leach, officers and directors of Email Real Estate and selected broker/dealers.

This is our initial public offering and no public
market current exists for our securities.   We have
not applied to be listed on any trading market or exchange.

An investment in our securities involves high risk.
Consider carefully the risk factors beginning on page 8 in the prospectus.

                               Per
                            Common Share          Total
Public Price
     Minimum                  $.50           $  100,000
     Maximum                  $.50           $1,000,000
Underwriting
   Commissions
     Minimum                 $ .05           $   10,000
     Maximum                 $ .05           $  100,000
Proceeds to Email Real Estate
  Minimum                    $ .45           $   90,000
  Maximum                    $ .45           $  900,000

Our officers and directors will sell the
securities.   Up to a 10% commissions will only be
paid if a registered broker-dealer sells our common shares.

Neither the Securities and Exchange Commission, nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Date:  February 11, 2002

TABLE OF CONTENTS

Summary of the Offering                                          4
Risk Factors                                                     4
   Extremely minority interest by new investors
   We have not conducted any significant operations
   We do not currently have sufficient capital
   Our officers will only work part time
   Dependence on relationships with real estate agents
   We do not have a binding contract with Email Mortgage
   We may not be able to establish and maintain
      brand recognition
   We may be liable for any failure to protect customer's
      private information
   You will experience immediate dilution
Forward Looking Statements                                       5
Email Real Estate                                                6
Use of Proceeds                                                  7
Dilution                                                         8
Plan of Operation                                                9
Determination of Offering Price                                 10
Plan of Distribution                                            10
Management                                                      10
Principal Shareholders                                          11
Indemnification                                                 11
Certain Transactions                                            12
Description of Securities                                       12
Legal Matters                                                   13
Reports                                                         13
Financial Statements                                            14

              Summary Of The Offering

Corporate History   Email Real Estate.com, Inc. was
incorporated on March 28, 2000 under the laws of the State of Colorado.

Email Real Estate.com, Inc.'s principal executive
and administrative offices are at 210 Wilcox Street
#201, Castle Rock, CO 80104.   These offices
consist of 150 square feet and are leased on a monthly basis at the lease price of $100 per month.

Operations.     Email Real Estate develops websites
for the real estate industry to facilitate the distribution of information regarding real estate brokers and current listings and the sale of real estate.

Although we have developed our website, we have never had any significant operations nor have we generated any significant revenue.

Outstanding
   Securities          2,260,000 common shares

The Offering           A minimum of 200,000 common
                       shares up to a maximum of
                       2,000,000 common shares

Offering termination   December 31, 2002

Arbitrary Offering Price.   The aggregate offering
price and number of the common shares to be offered were arbitrarily determined by Email Real Estate.

Plan of Distribution.   Our officers and directors
are offering the common shares on a self-
underwritten basis.   If a selected broker/dealer
sells any common shares, standard commissions not to exceed 10% of the offering price will be paid.

Escrow Account   Email Real Estate has established
an escrow account at Arapahoe Bank & Trust.

Public Market    There is no public market for the
common shares.

Use of Proceeds   The proceeds from this offering
will be used for network expansion and marketing, salary costs and working capital.

Email Real Estate will use the net proceeds of the offering over the next twelve months.

No Commitment to purchase Common Shares.   No
commitment by anyone exists to purchase any of the common shares we are offering.

               Risk Factors

	1.   The Washington Trust will own 51.64% of the
common shares after the offering.   You will have
an extremely minority interest in Email Real
Estate.

	There are currently 2,260,000 common shares
outstanding.  The Washington Trust owns 2,200,000
of those common shares or 97.35% of the total
outstanding common shares.  Assuming we sell all of
2,000,000 common shares, the Washington Trust will
still own 51.64% of the common shares.   You will
have an extreme minority interest in Email Real
Estate and will not be able to influence the election of directors or other corporate matters.

	2.   We have not conducted any significant
operations to date and have not generated any
revenues.   You may lose your entire investment.

Since our incorporation, our activities have been
principally devoted to positioning ourselves to
achieve our business objectives.  We have had no
material operating revenue to date and expect to
incur losses and administrative expenses until we
begin the sales of our products or we receive
revenues from any of our proposed operations.   We
have an operating loss of ($21,677) for the period
from inception to November 30, 2001.    If we
cannot generate revenues, you may lose your entire investment.

3.   We do not currently have sufficient capital to
meet our financial needs for the next twelve
months.    You may lose your entire investment.

	Although we will only need minimal of capital to
complete our business plan, we do not currently
have sufficient capital to meet our financial needs
for the next twelve months.  If we do not raise
even minimal funds, our officers and directors have
orally agreed to provide the funds necessary to
maintain operations, not to exceed $20,000.   If
operations require more than $20,000, we may not be able to continue operations.

4. Our officers will only work part time for Email Real Estate. Operations may not increase due to their limited involvement.

Mr. O'Meara and Ms. Leach will only be required
work 20 hours per week for Email Real Estate.   We
may not be able to increase operations due to the limited time availability by our officers which could reduce our profitability.

	5. We assist in the real estate process. We depend on relationships with real estate agents.
If we cannot maintain these relationships, we will not be profitable and you may lose your entire investment.

	Our website allows us to facilitate the real estate
process, assisting realtors in the information
gathering.   We rely on realtors to provide the
necessary real estate properties. If we do not maintain our relationships with these realtors, we may not obtain successful operations. You may lose your entire investment.

	6.   We do not have a binding contract with Email
Mortgage.   We may not be able to implement our
business plan if Email Mortgage breaks its oral agreement. You may lose your entire investment.

	Although we are developing relationships with
similar companies, we substantially rely on Email
Mortgage to help us implement our business.   We
only have an oral agreement with Email Mortgage.
If Email Mortgage breaks its agreement, we will
have to locate a similar relationship with another
company.   We cannot offer you any assurance that
we will be able to establish an agreement with
another company that will provide leads that
produce revenue.   You may lose your entire
investment if we cannot generate revenue.

	7. If we cannot establish and maintain brand recognition of Email Real Estate.com, we will not be able to successfully conduct our operations.
You could lose your entire investment.

	Based on in-house research, we believe that
establishing and maintaining the Email Real
Estate.com brand is a critical aspect of our
efforts to attract and expand our audience.   Our
financial condition and operating results will
suffer if we cannot obtain brand recognition.
Based on in-house research, we believe brand
recognition will become more important due to the
growing number of Internet sites and the relatively
low barriers to entry.    If we cannot establish
and maintain brand recognition, our operations will be negatively effected and you could lose your entire investment.

8.   We may be liable for any failure to protect
the customers' private information given on the
Internet.   Legal and other related costs could
negatively affect our profitability and you could lose your entire investment.

We will require private information from our
customers over the Internet.   We cannot assure you
that we will be success in protecting that
information.   We will incur legal costs and other
related costs in defending ourselves against any
liability for the failure to protect this type of
information.   You could lose your entire
investment.

9. You will experience immediate dilution of at least 60% of your investment if we raise the entire offering amount.

Immediately after the offering, if we raise the
entire amount, the book value per common share will
be 60% less than the offering price.   If we raise
only the minimum amount, the book value per common
share will be 96% less than the offering price.
Additionally, our need for additional financing
could further dilute your interest.    If we raise
only the minimum amount, the book value per common share will be 96% less than the offering price.

10. If our securities have no active trading market, you may not be able to sell your common shares preferred easily.

We do not have a public market for our securities, nor can we assure you that a public market will ever develop. Consequently, you may not be able to liquidate your investment in the event of an emergency or for any other reason.

           Forward-Looking Statements

The statements contained in this prospectus that
are not historical fact are forward-looking
statements which can be identified by the use of
forward-looking terminology such as "believes,"
"expects," "may," "will," "should," or
"anticipates" or the negative thereof or other
variations thereon or comparable terminology, or by
discussions of strategy that involve risks and
uncertainties.   We have made the forward-looking
statements with management's best estimates prepared in good faith.

Because of the number and range of the assumptions underlying our projections and forward-looking statements, many of which are effected by significant uncertainties and contingencies that are beyond our reasonable control, some of the assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of this prospectus.

These forward-looking statements are based on current expectations, and we will not update this information other than required by law. Therefore, the actual experience of Email Real Estate, and results achieved during the period covered by any particular projections and other forward-looking statements, should not be regarded as a representation by Email Real Estate, or any other person, that we will realize these estimates and projections, and actual results may vary materially. We cannot assure you that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate.

               Email Real Estate

General Corporate History.   Email Real Estate,
Inc. was incorporated on March 28, 2000 under the
laws of the State of Colorado.   Email Real
Estate.com, Inc.'s principal executive and
administrative offices are at 210 Wilcox Street,
#201, castle Rock, Colorado 80104.   These offices
consist of 150 square feet and are leased from Assist-2-Sell, a company owned by Dan O'Meara on a monthly basis at the lease price of $100 per month.

Business Activities.   Email Real Estate develops
websites for the real estate industry to facilitate
the distribution of information regarding real
estate brokers and current listings and the sale of
real estate.   The web site was created by CMC Web
Design, a non-affilate. We have no further obligations or agreements with CMC Web Design.

We intend to offer a full line of on-line real estate services, including, but not limited to:
   -   websites to the real estate industry
   -   on-line listings of homes
   - interaction with mortgage lenders to provide on-line loan information and applications
   -   on-line sale and purchase of homes, and
   -   on-line customer service

The services will be fee based for yet to be determined amounts.

www.emailrealestate.com.    Since inception, we
have worked on developing our website. This website is fully developed and operational and allows us to facilitate real estate agents and consumers access the most current information in the real estate market and provide websites for realtors for a fee.

The website includes
   -   a listing form for real estate agents to
complete for their real estate listings
   -   a template to create their desired home page
gives the real estate agent selections as to their
choice of look on the home page
   -   sample sites of realtors that currently
subscribe to the service.   Their sites include
        -   mortgage calculators
        -   guide to surrounding areas and
        -   school directories

We have also included a listing of links on the left hand side of our home page. These links include
   -   Realtor.com
   -   HomeCain.com, and
   -   Mortgage 101, a service proved by Lion, Inc.

Area maps are also provided by MapBlast with
driving directions to each of the listing on
request.   A section on moving and relocation and a
place to correspond with clients through email are provided.

We are currently updating our website to include a
development program that will allow the individual
consumer the ability to list their home on the
website.    We are not required to be a registered
broker in order to list their homes on our website.
Along with the general information on the home, the individual homeowner will also be able upload a picture of the home to the website.

We currently have approximately 30 realtors who
subscribe to our service.   Each realtor's listings
vary in status from sold to available, many with pictures of the listings and MapBlast to show the directions and a map of the area.

Email Real Estate owns its website and its computer
hardware.   Internet Insights, Inc., an internet
service provider provides hosting services and maintains the website on a month to month basis for $50 per month and will be paid on as needed basis to implement any revisions at our request.

We will also generate revenues by selling advertising for specific services like homeowners insurance and home warranty services.

We will initially concentrate on the state of Colorado and then expand according to additional states as needed.

Dan O'Meara will run the day to day operations of Email Real Estate and Sharon Leach will assist the independent web designer with specific information and text related to further development like
   - links to current real estate information available through the internet and
   - comparable information available in areas like appraisals and home warranties.

They will only be required work part time (20 hours per week) for Email Real Estate.

Although we have developed our website, we have never had any significant operations nor have we generated any revenue.

Business Strategy.   We will utilize the expertise
of our principal officers to develop real estate
opportunities.   Each individual will use his
previous business contacts to develop potential
opportunities.   Additionally, we shall sell our
services through our employees and authorized
representatives.   Our management has extensive
experience in the real estate industry.

We shall equip our offices with a network of personal computers that will allow our staff to access e-mail, the Internet and a collection of applications designed to optimize the productivity of our staff.

Internet.   We will utilize the Internet as a
medium for delivery of specific content as well as automated interactive functionality, pursuing several major purposes:

   -   Provide real estate professionals with
interactive automated tools to improve their efficiency and effectiveness.

   - Increase market visibility of real estate to a wider variety of clients.

   - We have entered into an oral agreement with E-Mail Mortgage.com, Inc., an affiliated corporation to expand the retail market for real estate and to create a comfortable market environment for buyers, including market research as well as assistance in the accomplishment of the sale. Email Mortage's majority shareholder, The
Clarkson Trust is controlled by Jerry Burden.  Mr.
Burden also controls The Washington Trust, the majority shareholder of Email Real Estate.

Email Mortgage currently maintains a website -
www.emailmortgage.com - that includes significant
information in the real estate industry like
helpful information provided to the consumer
looking to get a home loan.   Areas that are
provided free of charge to the home buying consumer on this website are:

   -   information on realtors
   -   credit information and
   -   home buying tips.

We intend to encourage our clients from various
real estate companies such as Assist-2-Sell to make
use of the information provided by Email Mortgage
for the benefit of their clients' further knowledge
and understanding of the complete process of
purchasing a home.    Through this agreement, we
can provide this information without separately creating the information from scratch.

Email Mortgage hopes that some of the independent clients would then choose to apply for a home loan on line.

The agreement between Email Mortgage and Email Real
Estate is not exclusive.  Both companies intend on
developing business arrangements with many other
companies in their related businesses.   There are
not any amounts transferable between them, no amounts due to date and no default provisions.

Email Real Estate intends to expand the scope of services like title insurance and approved home warranty services to further assist the professional real estate agent and individual home owners.

We intend to provide substantially increased
efficiency to the primary and secondary real estate
market participants by:

   -   offering a full range of real estate
            listings.
   -   offering a wide range of information
           regarding the specific properties.
   -   offering a list of real estate brokers;
   -   real estate broker information.

We will also offer all pertinent financing information.

Email Real Estate will change the professional
realtor an annual fee suitable to the service
provided.  We will provide a home page for the real
estate agent to display listings and information
about the real estate agent and the various
services available including online loan
application provided by Email Mortgage.   Email
Mortgage has agreed to pay us beginning January 1, 2001, $20 per month per realtor that has a website on Email RealEstate that includes a hotlink to EmailMortgage.

Through our oral agreement with Email Mortgage, we can provide our clients with high speed modem communications and the most current loan processing software that interfaces directly with several credit reporting software companies.

We will provide our clients a link to Email
Mortgage.com, Inc. that will:

   -   Provide mortgage professionals with the
ability to enter and navigate for the services on-line and order and pay for the services through the web site to improve their efficiency and effectiveness in the processes of mortgage origination, placement, tracking, analysis, and processing.

   - Increase market visibility of pricing and mortgage rates on the Internet to a wider variety of clients than available through conventional means like print media and television advertising.

   -   Provide a wide range of users the most
favorable and competitive mortgage rates as well as an efficient mechanism to obtain additional information.

Online real estate and mortgage brokering is in the
development stage on the Internet.   These products
are well-suited for online distribution, with a high informational content, a lack of differentiation between different producers, a fragmented market, and existing inefficiencies in distribution. Based on our in-house research, the existing lenders have been slow to pick up on the potential of the Internet as a medium and may not have the technological expertise or confidence to fully utilize the channel even if they do grasp its strategic importance.

Marketing Strategy.   We will use hotlinks with
different established websites to display internet
banners on the their home web page.     We have
already advertised on local television stations and local cable stations. We own our production tapes for these commercials.

We will also use other inexpensive advertising such
as magazines and newspapers.     We will commence
negotiations with the various established websites in the near future so that the marketing can commence upon successful completion of this offering.

Competition.   We will compete by price and
service.   The prices or price ranges for our
products and service will vary depending on services provided.

In addition, we also compete directly with other
real estate dissemination entities.   HomeGain.com,
Homes.com and Realtor.com are companies that offer
similar services on the Internet.   These companies
have greater name recognition than us.  However, we
differ from them in that we offer realtors
specifically designed home pages.   We do not know
of any other companies that offer this specific service.

We intend to keep the annual fees at a competitive rate as new competitors enter the market in this area.

The market for Internet products and services is
highly competitive and competition is expected to
continue to increase significantly.   There are no
substantial barriers to entry in these markets, and
we expect that competition will continue to
intensify.   Although we currently believe that the
diverse segments of the Internet market will provide opportunities for more than one supplier of products and services similar to ours, it is possible that a single supplier may dominate one or more market segments. We will compete with many other providers of informational services on the Internet.

Government Regulation.   There are no applicable
regulations in the state of Colorado

              Use of Proceeds

Assuming $100,000 or $1,000,000 of the common shares are sold, the net proceeds of the offering will be used as set forth in the following tables.
We may not raise sufficient capital to expand our operations.

                          Assuming                            Assuming
                      $100,000 raised        %         $1,000,000 raised          %
Gross proceeds         $  100,000           100.00%          $1,000,000        100.00%
Commissions                10,000            10.00%             100,000         10.00%
Offering expenses          38,778            38.78%              38,778          3.88%
                       ----------        ----------         -----------      ---------
Net proceeds           $   51,222            51.22%          $  861,222         86.12%

Network expansion           4,000             7.81%               4,000           .46%
Marketing                  37,222            72.57%             261,222         23.62%
Salaries                        0             0.00%             100,000         10.00%
Working Capital                 0             0.00%             500,000         50.00%

      Total Expended   $   51,222            51.22%          $  861,222         86.12%

Working capital includes
   -  supplies                 $ 15,000
   -  telephone                $  5,000
   -  text changes to website  $  5,000
   -  SEC reporting expenses   $ 10,000
   -  cash reserve             $475,000

The cash reserve will not be needed in the next
twelve months but will be used thereafter for
   -   continued graphics and design
         development of the website - $50,000;
   -   advertising                 - $350,000; and
   -   expansion into immediate and
         adjacent states            - $75,000

Network expansion includes contacting search engines to gain national exposure of our website.

Any additional amounts raised between the minimum and the maximum will be utilized on a pro rata basis on the areas listed above.

Although we will only need minimal of capital to
complete our business plan, we do not currently
have sufficient capital to meet our financial needs
for the next twelve months.  If we do not raise
even minimal funds, our officers and directors have
orally agreed to provide the funds necessary to
maintain operations, not to exceed $20,000.   These
amounts will be through a no interest loan with no specific payback provisions.

Email Real Estate anticipates that the proceeds from this offering, together with projected cash flow from operations, will be sufficient to meet estimated capital expenditures for the next 24-36 months. If cash flows do not develop as anticipated, Email Real Estate will be required to try to obtain additional sources of capital, yet to be identified.

The actual allocation of funds will depend on Email
Real Estate's success and growth. If results do not meet our requirements, we will reallocate the proceeds among the other contemplated uses of proceeds, as prudent business practices dictate.

Pending application by Email Real Estate of the net proceeds of this offering, such proceeds will be invested in short-term, interest-bearing instruments.

                  Dilution

Persons purchasing common shares in this offering will suffer a substantial and immediate dilution to the net tangible book value of their common shares below the public offering price.

The following table illustrates the per common share dilution as of the date of this prospectus, which may be experienced by investors upon reaching the levels as described below.

Assuming $100,000 raised

Offering price                                                                   $.50
Net tangible book value per common share before offering      $0.00
Increase per Share attributable to investors                  $0.02
                                                              -----
Pro Forma net tangible book value per common
   share after offering                                                          $.02
                                                                                 ----
Dilution to investors                                                            $.48
Dilution as a percent of offering price                         96%

Assuming $1,000,000 raised

Offering price                                                                   $.50
Net tangible book value per common share before offering      $0.00
Increase per Share attributable to investors                  $0.20
Pro Forma net tangible book value per common
   share after offering                                                          $.20
                                                                                -----
Dilution to investors                                                            $.30
Dilution as a percent of offering price                          60%

Further Dilution. We may issue additional restricted common shares pursuant to private business transactions. Any sales under Rule 144 after the applicable holding period may have a depressive effect upon the market price of E-mail
Mortgage's common shares and investors in this offering upon conversion.

             Plan of Operation

Trends and Uncertainties.  Demand for Email Real
Estate's project will be dependent on, among other things, market acceptance of the Email Real
Estate.com concept, the quality of its services, and general economic conditions, which are cyclical in nature. Inasmuch as a major portion of Email
Real Estate's activities will be the receipt of revenues from our services, Email Real Estate's business operations may be adversely affected by Email Real Estate's competitors and prolonged recessionary periods.

Capital and Source of Liquidity.  All of the
initial working capital has been obtained from the
sale of common shares to the current officers,
directors and principal shareholder and loans from
Advanced Funding, a related party.    Advanced
Funding is controlled by Jerry Burden who also
controls The Washington Trust, a majority
shareholder of Email Real Estate.    Email Real
Estate does not require substantial capital to expand our current and strategic business plans.

For the nine months ended November 30, 2001 and 2000, Email Real Estate did not pursue any investing activities.

For the nine months ended November 30, 2001, Email
Real Estate received loans from a related party of $5,000 resulting in net cash provided by financing activities.

For the nine months ended November 30, 2000, Email
Real Estate sold common stock for cash of $200 and received loans from a related party of $1,669 resulting in net cash provided by financing activities of $1,869.

We currently have no working capital and will rely
on further loans to continue operations until
completion of the offering.   Email Real Estate
requires these additional loans and proceeds from this offering to expand our current and strategic business plans.

We paid consulting expense to Corporate Internet
Marketing, a company controlled by Jerry Burden who also controls The Washington Trust, a majority shareholder of Email Real Estate for the development of our website. The amount paid was determined directly by the out of pocket costs incurred by Corporate Internet Marketing.

On a long-term basis, liquidity is dependent on
continuation and expansion of operation and receipt
of revenues, additional infusions of capital, and
debt financing.   Email Real Estate believes that
additional capital and debt financing in the short term will allow Email Real Estate to increase its marketing and sales efforts and thereafter result in increased revenue and greater liquidity in the long term. However, there can be no assurance that Email Real Estate will be able to obtain additional equity or debt financing in the future, if at all.

Results of Operations.   For the nine months ended
November 30, 2001, Email Real Estate did not receive any revenues from operations.

For the nine months ended November 30, 2001, Email
Real Estate had expenses of $6,156 consisting of professional fees of $4,725 and other expenses of $1,431.

For the nine months ended November 30, 2000, Email
Real Estate did not receive any revenues from operations and did not incur any expenses during that period.

Plan of Operation.   Email Real Estate is in the
development stage and has not conducted any significant operations to date or received operating revenues. Email Real Estate can satisfy our cash requirements in the next 24-36 months if we can successfully complete this offering or through loans from our officers and directors.
We will not need to conduct any research and development regarding our business plan.

The cash reserves of $475,000 if we obtain the
maximum offering amount will not be needed in the
next twelve months but will be used thereafter for
   -   continued graphics and design
         development of the website - $50,000;
   -   advertising                 - $350,000; and
   -   expansion into immediate and
         adjacent states            - $75,000

Officers and directors have agreed to provide the minimal funds we require to maintain operations through no interest loans not to exceed $20,000.
There are no specific repayment terms.

Email Mortgage, an affiliate, agreed to pay us,
beginning January 1, 2001, $20 per month per
realtor that has a website on Email RealEstate that
includes a hotlink to EmailMortgage.   To date, we
have not received any revenues from Email Mortgage.

Over the next twelve months, we will
- submit our name to search engines for national exposure.
          - $4,000 annually
-   make text changes to website
          - $5,000
-   expand advertising
          - up to $261,222
            depending on amount raised in offering

The failure to do any of the above will not cause us to change our business plan or business focus.

Upon funding the minimum offering, the use of
proceeds shall be utilized on a pro rata basis for
the purposes described.   On a local basis, we will
begin expanding advertising ($37,222) for the
services of Email Real Estate.   We will place ads
with local area newspapers.   We will contact
registered realtors throughout Colorado about
putting their information on our site.   Nominal
expenses will be paid to obtain greater exposure of our services.

As we begin to generate revenues, we shall review
advertising expansion options in other cities and
other states.   As funding allows, we would conduct
similar advertising activities as we had on the local level.

Other than described in the use of proceeds
section, we do not expect to purchase any plant or
significant equipment.   If the offering is
successful, we do not expect significant changes in the number of employees to conduct operations.

We will not have to raise additional funds before March 2003.

Email Real Estate may experience problems; delays, expenses, and difficulties sometimes encountered by an enterprise in Email Real Estate's stage of development, many of which are beyond Email Real
Estate's control. These include, but are not limited to, unanticipated problems relating to the development of the system, manufacturing costs, production and marketing problems, additional costs and expenses that may exceed current estimates, and competition.

      Market for Common Equity and
      Related Stockholder Matters

At the present time, there is no market for our common shares.

We have three holders of record.

Since inception we have not paid any dividends. We intend to use any profits for operations and do not intend to pay dividends.

If the trading price of our common stock is less than $5.00 per share, trading in the common stock would also be subject to the requirements of Rule
15g-9 under the Exchange Act. Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser's written consent prior to the transaction.

SEC regulations also require additional disclosure
in connection with any trades involving a "penny
stock", including the delivery, prior to any penny
stock transaction, of a disclosure schedule
explaining the penny stock market and its
associated risks. These requirements severely limit
the liquidity of the common stock in the secondary
market because few broker or dealers are likely to
undertake compliance activities. Generally, the
term penny stock refers to a stock with a market
price of less than $5.00 per share.   A market in
our stock may never develop due to these restrictions.

         Determination of Offering Price

The offering price of the common shares were arbitrarily determined by Email Real Estate without any consideration of the actual value of our company or what the market might pay for our stock.


           Plan of Distribution

Plan of Distribution. The common shares are being offered on a self underwritten basis by Dan O'Meara and Sharon Leach, officers and directors of Email
Real Estate and selected broker/dealers.
Consequently, there may be less due diligence performed in conjunction with this offering than would be performed in an underwritten offering.
Although they are associated persons of us as that term is defined in Rule 3a4-1 under the Exchange
Act, they are deemed not to be a broker for the following reasons:

   -   They are not subject to a statutory
disqualification under the Exchange Act at the time of their participation in the sale of our securities.

   -   They will not be compensation for their
participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.

   -   They are not an associated person of a
broker or dealer at the time of their participation in the sale of our securities.

As of the date of this prospectus, no broker has
been retained by us for the sale of securities
being offered.   In the event a broker who may be
deemed an underwriter is retained by us, an amendment to our registration statement will be filed.

Management, principal shareholders or their affiliates may not acquire common shares in the offering.

The common shares may be offered by selected
broker/dealers.   Selected broker/dealers, if any,
will receive the standard industry commission not to exceed 10% of the offering price.

Escrow Account   Email Real Estate has established
a non-interest bearing escrow account at Arapahoe
Bank and Trust to hold the funds pending receipt of
the minimum offering amount.   If the minimum
offering amount is not obtained, the funds will promptly be returned to investors with interest.

Offering Period. The offering period will commence on the date of this prospectus and will terminate on December 31, 2002.

                        Management

Executive Officers and Directors

Our executive officers and directors and their business experience follows:

Name                            Position                 Period Served
Dan O'Meara, age 45      President/Treasurer/Director   Inception to
                                                          present

Sharon Leach, age	 37      Vice President/Secretary      Inception to
                                  Director                present

Resumes:

Dan O'Meara has been president and a director of
Email Real Estate since inception.   Mr. O'Meara is
a licensed real estate broker and since August 1998
to present, he has been a broker/owner of the first
Assist-2-Sell franchise in Colorado, a residential
real estate company.   Mr. O'Meara is also a
licensed attorney. Mr. O'Meara was the principal owner of Stephany's Chocolates from 1989 to 1994.
From 1996 to 1998, Mr. O'Meara was broker/owner of
Gus Realty Company, a residential real estate company. Mr. O'Meara received his Juris Doctor degree from the University of Colorado in 1981 and his Bachelor of Science and Master of Science degree from Ohio State University in 1978.

Sharon Leach.   Ms. Leach has been vice president,
secretary and a director of Email Real Estate since
inception.   From March 1992 to June, 1997, Ms.
Lease worked as an actuarial consultant at Hewitt
Associates, a company engaged in actuarial
consulting.  From 1998 to present, Ms. Leach has
been an actuarial consultant with Lief Asociates,
an actuarial consulting firm in Denver.   Ms. Leach
received a bachelor degree at Ball State University in Actuarial Science in 1985.

Mr. O'Meara and Ms. Leach will only be required work part time (20 hours per week) for Email Real
Estate.

Dan O'Meara and Sharon Leach are brother and sister.

Remuneration. To date, no material compensation has been paid to the officers of Email Real Estate.
Upon successful completion of the offering, we will enter into written employment agreements with our current officers and key employees yet to be named.

Since inception, the following compensation has been paid to the executive officers

	                                   Annual Compensation                    Awards               Payouts
	                              ---------------------------        ----------------------      ----------
	                                                    Other        Restricted  Securities
	                                                    Annual          Stock    Underlying         LTIP       All Other
	Name and Position     Year   Salary($)  Bonus($) Compensation($)  Awards(#)  Options/SARs(#)  Payouts($) Compensation($)

Dan O'Meara           2000        -      -            -              -           -               -            -
 President and
   Treasurer

Sharon Leach          2000        -      -            -              -           -               -            -
 Vice-President
   And Secretary

	None of our officers and/or directors has received
any compensation for their respective services
rendered unto us. They all have agreed to act
without compensation.   As of the date of this
registration statement, we have no funds available to pay directors. Further, none of the directors are accruing or will accrue any compensation pursuant to any agreement with us.

Employee Incentive Stock Option Plan. The shareholders and the directors, at their organizational meeting, adopted an employee incentive stock option plan pursuant to the regulations of the Internal Revenue Service. The plan provides for a pool of authorized, but unissued common shares to be reserved for issuing to key executives, employees and consultants pursuant to the plan. Up to 1,000,000 options may be granted. The board of directors plans to elect a compensation committee to award the options from time to time. Committee members may not be grantees while serving.

              Principal Shareholders

The following sets forth the beneficial ownership of the common stock of Email Real Estate by each of Email Real Estate's directors and executive officers, and as a group. The beneficial owner has sole voting and investment power with respect to the Securities indicated.

There are currently 2,260,000 common shares outstanding.

The following tabulates holdings of common shares of Email Real Estate (on a fully diluted basis) by each person who, at the date of this prospectus, holds of record or is known by management to own beneficially more than 5.0% of the common shares and, in addition, by all directors and officers of Email Real Estate individually and as a group.

                                                Percentage of
                            Number & Class      Common Shares
Name and Address             of Shares          Prior to offering
Dan O'Meara                    50,000                  2.21%
6533 N. Pike Dr.
Larkspur, CO 80118

Sharon Leach                   10,000                   .44%
6046 Parfet Street
Arvada, Colorado 80004

All Directors & Officers
as a group (2 persons)         60,000                  2.55%

The Washington Trust        2,200,000                 97.35%
5650 Greenwood Plaza Boulevard
Suite 221
Greenwood Village, CO 80111

Pursuant to Rule 13d-3 under the Securities
Exchange Act of 1934, as amended, beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the voting) and/or sole or shared investment power
(including the power to dispose or direct the disposition) with respect to a security, whether through a contract, arrangement, understanding, relationship, or otherwise. Unless otherwise indicated, each person indicated above has sole power to vote, or dispose or direct the disposition of all shares beneficially owned.

The trustee of the Washington Trust is Jerry
Burden, located at 5650 Greenwood Plaza Boulevard,
Suite 221, Greenwood Village 80111, a U.S. citizen.

Mr. O'Meara, Ms. Leach and Mr. Jerry Burden would be deemed to be a promoters of Email Real Estate.

We do not know of any arrangements, including any pledge by any personnel, which would result in a change of control of Email Real Estate.

                Indemnification

Our bylaws do not contain a provision entitling any director or executive officer to indemnification against liability under the Securities Act of 1933.
The Colorado Corporation Code allow a company to indemnify its officers, directors, employees, and agents from any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except under certain circumstances.

Indemnification may only occur if a determination has been made that the officer, director, employee, or agent acted in good faith and in a manner, which such person believed to be in the best interests of the company. A determination may be made by the shareholders; by a majority of the directors who were not parties to the action, suit, or proceeding confirmed by opinion of independent legal counsel;
or by opinion of independent legal counsel in the event a quorum of directors who were not a party to such action, suit, or proceeding does not exist.

Provided the terms and conditions of these provisions under Colorado law are met, officers, directors, employees, and agents of Email Real
Estate may be indemnified against any cost, loss, or expense arising out of any liability under the '33 Act. Insofar as indemnification for liabilities arising under the '33 Act may be permitted to directors, officers and controlling persons of Email Real Estate. Email Real Estate has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is, therefore, unenforceable.

                Certain Transactions

Since inception, Email Real Estate issued 2,200,000 common shares for consideration of $.001 per common share to:

The Washington Trust     2,200,000 common shares

Current officers, directors and promoters paid cash of $.001 per common share

Dan O'Meara             50,000 common shares
Sharon Leach            10,000 common shares

Jerry Burden, a promoter and an individual who controls the Washington Trust that owns the majority of our outstanding common stock also controls Advanced Funding, an entity that has advanced funds to us and has paid expenses on our behalf.

Other than Corporate Internet Marketing, Advanced
Funding and Email Mortgage, we do not intend to
enter into transactions with any other businesses
Mr. Burden is affiliated with.   No other amounts
are to be paid to Mr. Burden.

We paid consulting expense to Corporate Internet
Marketing, a company controlled by Jerry Burden who also controls The Washington Trust, a majority shareholder of Email Real Estate for the development of our website. The amount paid was determined directly by the out of pocket costs incurred by Corporate Internet Marketing.

During the nine months ended November 30, 2001,
Advanced Funding loaned Email Real Estate $5,000 in
cash and paid expenses on behalf of Email Real
Estate of $500.   The balance due to Advanced
Funding is $10,709 and is not expected to be repaid currently.

During the period from inception to February 28, 2001, we acquired ownership rights to an Internet website known as "emailrealestate.com". We acquired the website from an entity controlled by

Jerry Burden who also controls The Washington Trust
that owns a majority of our common stock.   The
amount of $4,500 paid for the development of the website.

We have entered into an oral agreement with Email
Mortgage.   Email Mortgage is controlled by The
Clarkson Trust.  The Clarkson Trust is controlled
by Jerry Burdenm who also controls the majority
shareholder of Email Real Estate.   Email
RealEstate agreed to pay us beginning January 1, 2001, $20 per month per realtor that has a website on Email RealEstate that includes a hotlink to EmailMortgage.

            Description of Securities

Email Real Estate is authorized to issue
100,000,000 common shares, $.001 par value per share and 10,000,000 preferred shares, $.001 par value per share. As of the date hereof, there are 2,260,000 common shares outstanding and no preferred shares outstanding.

Holders of common shares of Email Real Estate are
entitled to cast one vote for each share held at
all shareholders meetings for all purposes.   There
are no cumulative voting rights. Upon liquidation or dissolution, each outstanding common share will be entitled to share equally in the assets of Email
Real Estate legally available for distribution to shareholders after the payment of all debts and other liabilities. Common shares are not redeemable, have no conversion rights and carry no preemptive or other rights to subscribe to or purchase additional common shares in the event of a subsequent offering. All outstanding common shares are, and the shares offered hereby will be when issued, fully paid and non-assessable.

There are no limitations or restrictions upon the rights of the board of directors to declare dividends out of any funds legally available therefore. Email Real Estate has not paid dividends to date and it is not anticipated that any dividends will be paid in the foreseeable future. The board of directors initially may follow a policy of retaining earnings, if any, to finance the future growth of Email Real Estate.
Accordingly, future dividends, if any, will depend upon, among other considerations, Email Real
Estate's need for working capital and its financial conditions at the time.

Preferred Stock.   Email Real Estate is authorized
to issue 10,000,000 shares of preferred stock, par value of $.001.

Authorized stock may be issued from time to time without action by the stockholders for such consideration as may be fixed from time to time by the Board of Directors, and shares so issued, the consideration for which have been paid or delivered, shall be deemed fully paid stock and the holder of such shares shall not be liable for any further payment thereon.

The capital stock of Email Real Estate, after the amount of the subscription price or par value has been paid in full shall be non-assessible.

There are not anti-takeover provisions that may have the affect of delaying or preventing a change in control.

Transfer Agent. Corporate Stock Transfer located in
Denver, Colorado acts as the transfer agent for Email Real Estate.


              Legal Matters

All legal matters with respect to the issuance of the securities offered hereby will be passed upon by the law firm of Jody M. Walker, Littleton, Colorado.

There is no litigation pending or, to our knowledge, threatened to which the property of Email Real Estate is subject or to which Email Real
Estate may be a party. No such proceedings are known to be contemplated by governmental authorities or any other parties.

               Reports

Pursuant to the Rules and Regulations of the Securities and Exchange Commission, we will provide our Investors with Annual Reports containing audited financial statements, together with
Quarterly Reports containing unaudited financial statements and Interim Reports containing information regarding relevant information about the operations of Email Real Estate.

                  Email Real Estate.com, Inc.
                 (A Development Stage Company)
                         Balance Sheet
                        November 30, 2001
                          (Unaudited)

                            ASSETS

Current assets:                                                       2001
  Cash                                                          $        17
                                                                -----------
      Total current assets                                               33
                                                                -----------
                                                                $        33

                     STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                              $       225
                                                                -----------
      Total current liabilities                                         225

Loans from related parties                                           10,709



Stockholders' equity:
 Preferred stock, $.01 par value,
  10,000,000 shares authorized, no shares
  issued and outstanding                                                -

 Common stock, $.001 par value,
  100,000,000 shares authorized, 2,260,000
  shares issued and outstanding                                       2,260
 Additional paid in capital                                           8,500
 (Deficit) accumulated during
  development stage                                                 (21,677)
                                                                -----------
                                                                    (10,917)
                                                                -----------
                                                                $        17



       See accompanying notes to financial statements.

                  Email Real Estate.com, Inc.
                 (A Development Stage Company)
                    Statement of Operations
         Nine Months Ended November 30, 2001
         and 2000 and For the Period From Inception
           (March 28, 2000) to November 30, 2001
                          (Unaudited)

                                                                      Period From
                                           Nine months ended          Inception To
                                            November 30,               November 30,
                                        2001            2000               2001
Operating expenses:
  Professional fees                    $     4,725    $       -        $    11,725
  Consulting expense - related party             -            -              4,000
  Web site design expense - related party        -            -              4,500
  Other expenses                             1,431            -              1,452
                                       -----------   ----------          ---------
                                             6,156            -             21,677
                                       -----------   ----------          ---------
(Loss from operations) and net (loss)  $    (6,156)   $       -        $   (21,677)


Per share information:
 Basic and diluted (loss) per
   common share                          $       -    $       -        $     (0.01)

 Weighted average shares outstanding     2,260,000     2,260,000         2,260,000





        See accompanying notes to financial statements.

                Email Real Estate.com, Inc.
               (A Development Stage Company)
                  Statement of Cash Flows
         Nine Months Ended November 30, 2001
         and 2000 and For the Period From Inception
              (March 28, 2000) to November 30, 2001
                        (Unaudited)

Period From
                                              Nine Months Ended     Inception To
                                                  November 30,       November 30,
                                            2001            2000       2001
Net income (loss)                       $   (6,156)     $      -      $  (21,677)
  Adjustments to reconcile net income to net
   cash provided by operating activities:
   Expenses paid by related party              500             -           3,500
   Expenses contributed to capital by
          shareholder                            -             -           8,500
Changes in assets and liabilities:
  Increase in accounts payable                 225             -             225
                                         ---------     ---------      ----------
  Total adjustments                            725             -          12,225
                                         ---------     ---------      ----------
   Net cash provided by (used in)
   operating activities                     (5,431)            -          (9,452)


Cash flows from financing activities:
   Common stock sold for cash                    -           200           2,260
   Loans from related party                  5,000         1,669           7,209
                                         ---------     ---------      ----------
  Net cash provided by (used in)
   financing activities                      5,000         1,869           9,469
                                         ---------     ---------      ----------
Increase (decrease) in cash                   (431)            -              17
Cash and cash equivalents,
 beginning of period                           448             -               -
                                         ---------     ---------      ----------
Cash and cash equivalents,
 end of period                            $     17     $   1,869      $       17


          See accompanying notes to financial statements.

Email Real Estate.com, Inc.
Notes to Unaudited Financial Statements

Basis of presentation

The accompanying unaudited financial
statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions incorporated in Regulation SB of the Securities and Exchange Commission.
Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments
(consisting of normal recurring adjustments and accruals) considered necessary for a fair presentation have been included.

The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year. The accompanying financial statements should be read in conjunction with the Company's financial statements for the year ended February 28, 2001 included elsewhere herein.

Basic loss per share was computed using the weighted average number of common shares outstanding.

During the nine months ended November 30, 2001, a related party paid certain expenses of the Company of $500 and made a cash advance to the Company amounting to $5,000.
The Company had an outstanding advance
balance due the related party of $10,709 at November 30, 2001.

                             Financial Statements

INDEPENDENT AUDITOR'S REPORT



Board of Directors and Shareholders
Email Real Estate.com, Inc.
(A Development Stage Company)

We have audited the balance sheet of Real
Estate.com, Inc. as of February 28, 2001, and the related statements of operations, changes in stockholders' equity, and cash flows for the period from inception (March 28, 2000) to February 28,
2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of Email Real Estate.com, Inc. as of February 28, 2001, and the results of its operations and cash flows for the period from inception (March 28, 2000) to February 28, 2001, in conformity with generally accepted accounting principles.


James E. Scheifley & Associates, P.C.
Certified Public Accountants

Dillon, Colorado
March 30, 2001

                  Email Real Estate.com, Inc.
                 (A Development Stage Company)
                         Balance Sheet
                       February 28, 2001

                            ASSETS

Current assets:                                                  2001
  Cash                                                     $       448
                                                           -----------
      Total current assets                                         448
                                                           -----------
                                                           $       448

                     STOCKHOLDERS' EQUITY
Current liabilities:
      Total current liabilities                            $         -
Loans from related parties                                       5,209

Commitments and contingencies (Note 3)

Stockholders' equity:
 Preferred stock, $.01 par value,
  10,000,000 shares authorized, no shares
  issued and outstanding                                             -

 Common stock, $.001 par value,
  100,000,000 shares authorized, 2,260,000
  shares issued and outstanding                                  2,260
 Additional paid in capital                                       8,500
 (Deficit) accumulated during
  development stage                                            (15,521)
                                                           -----------
                                                                (4,761)
                                                           -----------
                                                           $       448



See accompanying notes to financial statements.

               Email Real Estate.com, Inc.
              (A Development Stage Company)
                 Statement of Operations
    For the Period From Inception (March 28, 2000)
                 to February 28, 2001

                                                           Period From
                                                           Inception To
                                                           February 28,
                                                               2001
Operating expenses:
  Professional fees                                    $        7,000
  Consulting expense - related party                            4,000
  Web site design expense - related party                       4,500
  Other expenses                                                   21
                                                       --------------
                                                               15,521
                                                       --------------
(Loss from operations) and net (loss)                  $      (15,521)


Per share information:
 Basic and diluted (loss) per common share             $        (0.01)

 Weighted average shares outstanding                        2,260,000





See accompanying notes to financial statements.

          Email Real Estate.com, Inc.
         (A Development Stage Company)
 Statement of Changes in Stockholders' Equity
For the Period From Inception (March 28, 2000) to
              February 28, 2001

                                                                     Deficit
                                                     Additional    Accumulated
                              Common       Stock       Paid-in    During Develop-
                              Shares       Amount      Capital      ment Stage   Total
Shares issued for cash
  April 2000 @ $.001        2,260,000     $   2,260    $    -       $    -      2,260

Capital contribution by
   shareholder                      -             -     8,500            -      8,500

Net (loss) for the period
 ended February 28, 2001            -             -         -      (15,521)   (15,521)
                           ----------     ---------  --------     --------    -------
Balance, February 28, 2001  2,260,000     $   2,260  $  8,500     $(15,521)   $(4,761)



See accompanying notes to financial statements.

                    Email Real Estate.com, Inc.
                   (A Development Stage Company)
                      Statement of Cash Flows
                   For the Period From Inception
              (March 28, 2000) to February 28, 2001

                                                          Period From
                                                          Inception To
                                                          February 28,
                                                              2001
Net income (loss)                                      $     (15,521)
  Adjustments to reconcile net income to net
   cash provided by operating activities:
   Expenses paid by related party                              3,000
   Expenses contributed to capital by shareholder              8,500
                                                       -------------
  Total adjustments                                           11,500
                                                       -------------
  Net cash provided by (used in)
   operating activities                                       (4,021)


Cash flows from financing activities:
   Common stock sold for cash                                  2,260
   Loans from related party                                    2,209
                                                        ------------
  Net cash provided by (used in)
   financing activities                                        4,469
                                                        ------------
Increase (decrease) in cash                                      448
Cash and cash equivalents,                                         -
 beginning of period                                    ------------

Cash and cash equivalents,
 end of period                                          $        448


See accompanying notes to financial statements.

                 Email Real Estate.com, Inc.
                (A Development Stage Company)
                   Statement of Cash Flows
                 For the Period From Inception
              (March 28, 2000) to February 28, 2001

                                                        Period From
                                                        Inception To
                                                        February 28,
                                                            2001
Supplemental cash flow information:
   Cash paid for interest                                $       -
   Cash paid for income taxes                            $       -







See accompanying notes to financial statements.

Email Real Estate.com, Inc.
(A Development Stage Company)
Notes to Financial Statements
February 28, 2001


Note 1. Organization and Summary of Significant
Accounting Policies.

The Company was incorporated in Colorado on March
28, 2000. The Company's activities to date have been limited to organization and capital formation.
The Company plans to engage in the online real estate services business via the use of an internet website. The Company has chosen February 28th as the end of its fiscal year.

Revenue Recognition:
Revenue is recognized at the time the service is performed.

     Loss per share:
Basic Earnings per Share ("EPS") is computed by dividing net income available to common stockholders by the weighted average number of common stock shares outstanding during the year.
Diluted EPS is computed by dividing net income available to common stockholders by the weighted-average number of common stock shares outstanding during the year plus potential dilutive instruments such as stock options and warrants. The effect of stock options on diluted EPS is determined through the application of the treasury stock method, whereby proceeds received by the Company based on assumed exercises are hypothetically used to repurchase the Company's common stock at the average market price during the period. Loss per share is unchanged on a diluted basis since the assumed exercise of common stock equivalents would have an anti-dilutive effect.

      Cash:
For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents.

     Estimates:
The preparation of the Company's financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.
Actual results could differ from these estimates

     Fair value of financial instruments
The Company's short-term financial instruments consist of cash and cash equivalents and accounts payable. The carrying amounts of these financial instruments approximate fair value because of their short-term maturities. Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of cash. During the year the Company did not maintain cash deposits at financial institutions in excess of the $100,000 limit covered by the Federal Deposit Insurance
Corporation. The Company does not hold or issue financial instruments for trading purposes nor does it hold or issue interest rate or leveraged derivative financial instruments

    Intangible Assets and Long Lived Assets:
The Company makes reviews for the impairment of long-lived assets and certain identifiable intangibles whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Under SFAS No.
121, an impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. No such impairment losses have been identified by the Company for the period ended February 28, 2001.

     Stock-based Compensation
The Company adopted Statement of Financial
Accounting Standard No. 123 (FAS 123), Accounting for Stock-Based Compensation beginning with the Company's inception. Upon adoption of FAS 123, the Company continued to measure compensation expense for its stock-based employee compensation plans using the intrinsic value method prescribed by APB
No. 25, Accounting for Stock Issued to Employees.
No stock based compensation was paid by the Company during the period ended February 28, 2001.

New Accounting Pronouncements
SFAS No. 130, "Reporting Comprehensive Income", establishes guidelines for all items that are to be recognized under accounting standards as components of comprehensive income to be reported in the financial statements. The statement is effective for all periods beginning after December 15, 1997 and reclassification financial statements for earlier periods will be required for comparative purposes. To date, the Company has not engaged in transactions that would result in any significant difference between its reported net loss and comprehensive net loss as defined in the statement.

In March 1998, the American Institute of Certified
Public Accountants issued Statement of Position 98-
1, Accounting for the Costs of Computer Software
Developed or Obtained for Internal Use ("SOP 98-
1"). SOP 98-1 provides authoritative guidance on when internal-use software costs should be capitalized and when these costs should be expensed as incurred.

Effective in 1998, the Company adopted SOP 98-1, however the Company has not incurred costs to date that would require evaluation in accordance with the SOP.

Effective December 31, 1998, the Company adopted
SFAS No. 131, Disclosures about Segments of an
Enterprise and Related Information ("SFAS 131").
SFAS 131 superseded SFAS No. 14, Financial
Reporting for Segments of a Business Enterprise.
SFAS 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. SFAS 131 also establishes standards for related disclosures about products and services, geographic areas, and major customers. The adoption of SFAS 131 did not affect results of operations or financial position.
To date, the Company has not operated in its one planned business activity.

Effective December 31, 1998, the Company adopted the provisions of SFAS No. 132, Employers'
Disclosures about Pensions and Other Post-retirement Benefits ("SFAS 132"). SFAS 132 supersedes the disclosure requirements in SFAS No.
87, Employers' Accounting for Pensions, and SFAS
No. 106, Employers' Accounting for Post-retirement
Benefits Other Than Pensions. The overall objective of SFAS 132 is to improve and standardize disclosures about pensions and other post-retirement benefits and to make the required information more understandable. The adoption of SFAS 132 did not affect results of operations or financial position.

The Company has not initiated benefit plans to date that would require disclosure under the statement.

In June 1998, the Financial Accounting Standards
Board issued SFAS No. 133, Accounting for
Derivative Instruments and Hedging Activities
("SFAS 133"), which is required to be adopted in years beginning after June 15, 1999. SFAS 133 will require the Company to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income. If the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives will either be offset against the change in fair value of hedged assets, liabilities, or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings. The Company has not yet determined what the effect of SFAS 133 will be on earnings and the financial position of the Company, however it believes that it has not to date engaged in significant transactions encompassed by the statement.

During 1998, the American Institute of Certified
Public Accountants issued Statement of Position 98-
5 - Reporting on the Costs of Start-Up Activities.
The statement is effective for fiscal years beginning after December 15, 1998 and requires that the cost of start-up activities, including organization costs be expensed as incurred.
The Company adopted the statement upon its inception and has charged to expense $4,500 of web site development costs.

Note 2.  Stockholders' Equity.

During April 2000, the Company issued 2,200,000 shares of it's restricted common stock to an entity controlled by an individual who also controls an entity that has made cash and other advances to the Company. The Company received gross proceeds of $2,200 for the issuance of this stock.
Additionally, the Company sold 60,000 shares of its common stock to two individuals who became officers of the Company for cash proceeds of $60.

During the year ended February 28, 2001, an affiliate and an entity related to the affiliate provided web site design services valued at $4,500 and other consulting and administrative services valued at $4,000 to the Company. The
Company has no plan or obligation to reimburse the expenses paid in its behalf and has accounted for these costs as contributions of capital.

Note 3. Commitments and contingencies

The Company has office facility provided by an officer/shareholder. The estimated cost thereof is $100 per month and is included in consulting expense provided by the officer.

The officers and directors of the Company are involved in other business activities and may become involved in other business activities in the future. Such business activities may conflict with the activities of the Company. The Company has not formulated a policy for the resolution of any such conflicts that may arise.


Note 4. Income Taxes

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classifications of the assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.
The Company had no significant deferred tax items arise during any of the periods presented.

The Company has not provided for income taxes during the period ended February 28, 2001 as a result of an operating loss. The Company has a net operating loss carryforward at February 28, 2001 of approximately $15,500 which will expire if unused in 2021. The Company has fully reserved the deferred tax asset (approximately $475) that would arise from the loss carryforward since the Company cannot predict a level of operations that would assure the utilization of the loss in future periods.

Note 5. Related Party Transactions

An individual who controls the entity that owns the majority of the Company's outstanding common stock also controls an entity that has advanced funds to the Company and has paid expenses in behalf of the Company.

During the year ended February 28, 2001, the entity advanced $2,209 in cash to the Company and paid expenses in behalf of the Company aggregating
$3,000.  The balance due to the entity at October
31, 2000 amounted to $5,209. This amount is not expected to be repaid currently.

                            Part II
                Information Not Required in
Prospectus

Item 24.  Indemnification of Directors and Officers

The Colorado Corporation Code grants to Email Real
Estate the power to indemnify the officers and directors of Email Real Estate, under certain circumstances and under certain conditions and limitations as stated therein, against all expenses and liabilities incurred by or imposed upon them as a result of suits brought against them as such officers and directors if they act in good faith and in a manner they reasonably believe to be in or not opposed to the best interests of Email Real
Estate and, with respect to any criminal action or proceeding, have no reasonable cause to believe their conduct was unlawful.

Our bylaws provide as follows:

Email Real Estate shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of Email Real
Estate, by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of Email Real Estate or is or was serving at the request of Email Real Estate as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interest of Email Real Estate and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in the best interest of Email Real Estate and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Email Real Estate shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of Email Real
Estate to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of Email Real Estate or is or was serving at the request of Email Real Estate as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorney fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in the best interest of Email Real Estate; but no indemnification shall be made in respect of any claim, issue, or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to Email
Real Estate unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

To the extent that a director, officer, employee, fiduciary or agent of Email Real Estate has been successful on the merits in defense of any action, suit, or proceeding referred to in the first two paragraphs of this Article VII or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorney fees) actually and reasonably incurred by him in connection therewith.

Any indemnification under the first two paragraphs of this Article VII (unless ordered by a court) shall be made by Email Real Estate only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, fiduciary or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in said first two paragraphs. Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or, if such quorum is not obtainable or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or by the shareholders.

Expenses (including attorney fees) incurred in defending a civil or criminal action, suit, or proceeding may be paid by Email Real Estate in advance of the final disposition of such action, suit, or proceeding as authorized in this Article
VII upon receipt of an undertaking by or on behalf of the director, officer, employee, fiduciary or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by Email Real Estate as authorized in this Article
VII.

The indemnification provided by this Article VII shall not be deemed exclusive of any other rights to which those indemnified may be entitled under the Articles of Incorporation, any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, fiduciary or agent and shall inure to the benefit of heirs, executors, and administrators of such a person.

A corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary or agent of Email Real
Estate or who is or was serving at the request of Email Real Estate as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not Email Real Estate would have the power to indemnify him against such liability under the provisions of this Article VII.

Item 25.  Other Expenses of Issuance and
Distribution

Expenses in connection with the issuance and distribution of the common stock being registered hereunder other than underwriting commissions and expenses are estimated below.

Registration fee                      $  278.00
Printing expenses                      5,000.00
Accounting fees and expenses           5,000.00
Legal fees and expenses               20,000.00
State securities law fees
   and expenses                        5,000.00
Stock Transfer Escrow Agent Fees       1,500.00
Miscellaneous expenses                 2,000.00
                                      ---------
Total                                $38,778.00
                                     ==========

Item 26.  Recent Sales of Unregistered Securities

Since inception, Email Real Estate issued 2,200,000 common shares for consideration of $.001 per common share to:

The Washington Trust     2,200,000 common shares

Current officers paid cash of $.001 per common share

Dan O'Meara             50,000 common shares
Sharon Leach            10,000 common shares

The above issuances of common shares were made to sophisticated individuals pursuant to an exemption from registration under Sec. 4(2) of the Securities
Act of 1933.


Item 27.   Exhibit Index.

(3)               Articles of Incorporation dated
                     February 5, 2001 incorporated
                     by reference to Form SB-2
(3.1)             Bylaws incorporated by
                     reference to Form SB-2
(4)               Specimen certificate for common
                     stock
 (5)               Consent and Opinion of Jody M.
                     Walker regarding legality of
                     securities registered under
                     this Registration Statement
                     and to the references to
                     such attorney in the
                     prospectus filed as part of
                     this Registration Statement
(23)              Consent of James E. Scheifley &
                     Associates, Inc.

Item 28.   Undertaking.

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section
10(a)(3) of the
Securities Act of 1933;

 (ii) To reflect in the prospectus any facts or
events which, individually or together, represent a
fundamental change in the information in the
registration statement.   Notwithstanding the
foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation form the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, , the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any additional or changed material information on the plan of distribution.

(2) That, for the purpose of determining any liability under the Securities Act, we shall treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

              Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Denver, Colorado, as of the 11th of February, 2002.

Email Real Estate.com, Inc.


By  /s/ Dan O'Meara
    ------------------------
    Dan O'Meara
    President and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated and each of the undersigned persons, in any capacity, hereby severally constitutes a majority of the Board of Directors.

Signature                          Title                    Date
---------                         ------                    -----
/s/ Dan O'Meara
----------------------     President, Treasurer        February 11, 2002
Dan O'Meara                   and Director

/s/ Sharon Leach
----------------------    Secretary/Vice President     February 11, 2002
Sharon Leach                  and Director